SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 26, 2005

MASSEY ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-7775	95-0740960
(State or other jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

4 North 4th Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 788-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 8.01. Other Events.

On September 26, 2005, Massey Energy Company (the “Registrant”) issued a press release acknowledging receipt of a letter from JANA Partners LLC, dated September 15, 2005, and a letter from Third Point LLC, dated September 19, 2005, each proposing that the Registrant incur additional debt and use the proceeds of such borrowings and cash on hand to repurchase shares of the Registrant’s common stock. The Board, with advice from the Registrant’s financial and other advisors, will consider the proposals made in the letters carefully as part of the Registrant’s continuing evaluation of potential uses of expected free cash flow. The Registrant will continue to evaluate the uses of its expected free cash flow, in the context of its capital structure and potential strategic opportunities, with the objective of increasing long-term shareholder value. The Registrant’s press release dated September 26, 2005 is attached as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press release dated September 26, 2005 issued by the Registrant entitled “Massey Energy Company Acknowledges Letters From JANA Partners LLC and Third Point LLC.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASSEY ENERGY COMPANY

Date: September 26, 2005	By:	/s/ Thomas J. Dostart
	Name:	Thomas J. Dostart
	Title:	Vice President, General Counsel & Secretary

Exhibit Index

99.1	Press release dated September 26, 2005 issued by the Registrant entitled “Massey Energy Company Acknowledges Letters From JANA Partners LLC and Third Point LLC.”